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                                                                 FORM 10-K

EXHIBIT 21.                SUBSIDIARIES OF THE REGISTRANT


                                                                     State or Other
                                                                     Jurisdiction of
                                                                     Incorporation
         Name of Subsidiary                                          or Organization
         ------------------                                          ---------------
The Elco Corporation                                                 Ohio           (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)      Delaware       (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)   Pennsylvania   (1)

Seibert-Oxidermo, Inc.                                               Michigan       (1)

Wayne Chemical Products Company                                      Michigan       (2)



(1) Financial statements of subsidiary company included in the Consolidated financial statements.

(2) Inactive Corporation